                                                                      EXHIBIT 24

                                POWER OF ATTORNEY
                        Directors and Certain Officers of
                                    TRW Inc.

THE UNDERSIGNED Directors and Officers of TRW Inc., an Ohio corporation (the "Corporation"), which anticipates filing with the Securities and Exchange Commission, Washington, D.C. (the "Commission"), under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement for the purpose of registering under the Securities Act debt securities, common stock, warrants to purchase debt securities or common stock of the Corporation, stock purchase contracts and/or stock purchase units in an aggregate initial offering price (including, in the case of warrants for which separate consideration is payable upon issuance of underlying securities, the price of securities issued upon exercise of warrants) which shall not exceed U.S.$2.5 billion (or the equivalent thereof in foreign currencies or any combination thereof), hereby constitute and appoint D. B. Goldston, W. B. Lawrence, D. F. Menz, K. C. Syrvalin, K. A. Weigand and J. L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to prepare or cause to be prepared, to execute, file and register such Registration Statement and any and all supplements, amendments (including post-effective amendments) and exhibits thereto and any and all applications and other documents to be filed with the Commission or elsewhere pertaining to the registration of such securities, including, without limitation, any reports to be filed under the Securities Exchange Act of 1934, as amended, with full power and authority to do and perform any and all acts and things and execute any and all documents and instruments which such attorneys may deem necessary and appropriate in connection with the registration.

EXECUTED the dates set forth below.


/s/ J. T. Gorman                            /s/ C. G. Miller                         /s/ Thomas A. Connell
-----------------------------               ------------------------------           ---------------------
J. T. Gorman,                               C. G. Miller,                            T. A. Connell, Vice President
Chairman of the Board,                      Executive Vice President                 and Controller
Chief Executive Officer                     and Chief Financial Officer              July 28, 1999
and Director                                July 28, 1999
July 28, 1999



/s/ Michael H. Armacost                     /s/ M. Feldstein                         /s/ Robert M. Gates
-----------------------------               ------------------------------           ---------------------
M. H. Armacost, Director                    M. Feldstein, Director                   R. M. Gates, Director
July 28, 1999                               July 28, 1999                            July 28, 1999



/s/ George H. Heilmeier                     /s/ K. N. Horn                           /s/ E. B. Jones
-----------------------------               ------------------------------           ---------------------
G. H. Heilmeier, Director                   K. N. Horn, Director                     E. B. Jones, Director
July 28, 1999                               July 28, 1999                            July 28, 1999



/s/ W. S. Kiser                             /s/ D. B. Lewis                          /s/ L. M. Martin
-----------------------------               ------------------------------           ---------------------
W. S. Kiser, Director                       D. B. Lewis, Director                    L. M. Martin, Director
July 28, 1999                               July 28, 1999                            July 28, 1999



/S/ J. D. Ong                               /S/ Richard W. Pogue
-----------------------------               ------------------------------
J. D. Ong, Director                         R. W. Pogue, Director
July 28, 1999                               July 28, 1999